UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

Sypris Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450
Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Loan Amendment

On July 2, 2015, the Company and certain of its subsidiaries entered into an amendment (the "Third Amendment") to the Loan Agreement with PNC Bank, National Bank ("PNC" or the “Lender”). The Lender, as the agent and lender under the Loan Agreement, agreed: to reduce the reserved amount available to be borrowed under the Loan Agreement from $25.0 million to $22.5 million prior to the sale of certain assets used in the Company’s manufacturing business in Morganton, North Carolina (“Morganton Sale”), and to further reduce such reserved amount to $10.0 million after the Morganton Sale. The Third Amendment also: waives certain existing or potential events of default under the Loan Agreement, amends the Company’s borrowing base formula, relaxes the Company’s financial covenants to reflect its near term forecasts, and commits the Company to repay all amounts borrowed under the Loan Agreement on or before September 30, 2015, and to take a number of mutually agreed actions designed to accomplish that goal, including the continued retention of various advisers to assist in the Company’s efforts to divest non-core, underutilized or other appropriate assets and to modify its cost structure as needed, and the completion of the Morganton Sale (initially agreed to be completed by July 7, 2015, in the Third Amendment). We anticipate that the Lender will consent to the Morganton Sale, release all liens on the assets associated with that sale, and waive the Company’s earlier agreement to close the transaction by July 7, 2015. The Company agreed to pay the Lender a fee of $0.5 million in connection with the execution of the Third Amendment, and a success fee of $0.5 million on September 30, 2015 (or upon any earlier acceleration or repayment of the Loan Agreement). The Company expects to be able to comply with the amended covenants or to be able to obtain a waiver for certain covenants. However, no assurances can be given that changing business, regulatory or economic conditions might not cause the Company to violate one or more covenants which could result in default or acceleration of any debt under the Agreements.

Meritor Note

Previously, on July 2, 2015, the Company entered into a secured promissory note (the “Meritor Note”) in the principal amount of $3.0 million, with Meritor, Inc. (“Meritor”), in exchange for the release of certain outstanding net trade payables owed to Meritor for ongoing purchases of raw materials, and the guarantee of certain inventory values related to Meritor’s business as collateral under the Company’s Revolving Credit and Security Agreement, dated May 12, 2011 (the "Loan Agreement"). The Meritor Note is secured by substantially all of the collateral for the Loan Agreement, is senior to the promissory note previously issued to GFCM, and is subordinate to the rights of PNC. In connection with the Meritor Note, the Company also entered into a non-binding Letter of Intent for the sale of certain assets used in the Company’s manufacturing business in Morganton, North Carolina.

Item 2.03	Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2015, the Company completed the issuance of the Meritor Note as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney

John R. McGeeney
General Counsel and Secretary